UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2011

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2011, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved the following increase in compensation for James J. Owens, President and Chief Executive Officer of the Company:

•	Annual Base Salary effective July 1, 2011: $700,000.

•

Effective July 1, 2011, the target value of Mr. Owens’ stock-based awards under the Company’s Annual and Long-Term Incentive Plan (the “LTIP”) was increased from 150% of his base salary to 200% of his base salary, resulting in an additional grant of 15,748 shares of non-qualified stock options and 6,502 shares of restricted stock under the LTIP for the Company’s 2011 fiscal year, which additional grants have a total value of $280,000. The grants of stock options and restricted stock vest in three equal annual installments beginning on the first anniversary date of the grant date subject to Mr. Owens remaining an employee of the Company.

•

No changes were made in Mr. Owens’ incentive opportunity under the Company’s Management Short-Term Incentive Plan (the “STIP”). Mr. Owens will continue to be eligible to receive a target incentive opportunity of 100% of his base salary with a maximum incentive opportunity of up to 200% of his base salary under the STIP for the Company’s 2011 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: July 8, 2011